Exhibit 5.1

Gibson, Dunn & Crutcher LLP One Embarcadero Center, Suite 2600 San Francisco, CA 94111-3715 Tel 415.393.8200 gibsondunn.com

March 6, 2025

Client: 68823-00001

Oruka Therapeutics, Inc.

855 Oak Grove Avenue

Suite 100

Menlo Park, CA 94025

Re:	Oruka Therapeutics, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Oruka Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling stockholders named therein of (i) up to 5,600,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) 2,439,000 shares (the “Conversion Shares”) of Common Stock issued upon the conversion of 2,439 shares of the Company’s Series A preferred stock, par value $0.001 per share (the “Preferred Stock”) in November 2024 and (iii) 680,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the specimen common stock certificates, form of Pre-Funded Warrant and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based on the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Common Shares are validly issued, fully paid and non-assessable and the Conversion Shares, issued upon the conversion of the Preferred Stock in November 2024, are validly issued, fully paid and non-assessable, (ii) provided that the Pre-Funded Warrants have been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, then the Pre-Funded Warrants, when issued and sold as described in the Registration Statement, assuming a sufficient number of Pre-Funded Warrant Shares are at the time available for issuance, will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealing and (iii) the Pre-Funded Warrant Shares, when issued upon a valid exercise of the Pre-Funded Warrants in accordance with their terms, will have been duly authorized and validly issued and will be fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

Gibson, Dunn & Crutcher LLP

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